                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 29, 2003, except for Note 2 as to which the date is January 9, 2004, on the financial statements of TRW Automotive Inc., in
Amendment No. 3 to the Registration Statement (Form S-1 No. 333-110513) on Form
S-1 dated January 16, 2004 and related Prospectus of TRW Automotive Holdings
Corp. for the registration of shares of its common stock.

                                                           /s/ Ernst & Young LLP

Troy, Michigan
January 16, 2004